Exhibit 99.1

GlobeTel Announces Completion of $1.8 Million Private Placement

CEO TIMOTHY HUFF: Additional Equity Accelerates Current Growth

Pembroke Pines, FL, January 25, 2005 - GlobeTel Communications Corp. (OTCBB: GTEL) today announced the completion of a $1.8 million private placement with a group of institutional investors.

CEO Timothy Huff commented, ``By this new investment, the financial community continues to recognize and support GTEL in all its areas of development and business growth by their increasing investment in the company. GTEL has worked long and hard over the past year to successfully develop its products in all of our business divisions, achieving significant revenue growth and market objectives. We are increasingly able to capitalize on the foundation of all our business ventures such as MagicMoney, MagicPhone and Stratellite projects.”

GTEL recently announced that the company has signed a Letter of Intent with the National Aeronautics and Space Administration (NASA) that will create the framework for creation of a Space Act agreement between GTEL, the developer and provider of the Stratellite, a High Altitude Platform (HAP) Airship, and NASA Dryden Research Center. This commitment will expedite the development and deployment of the Stratellite for both commercial and military use.

GTEL also recently announced that the company has added former astronaut and Space Shuttle Commander, Rick Searfoss, Colonel, USAF Retired, to the Board of Directors of Sanswire Networks, LLC, adding his expertise to Sanswire and also to liaise with NASA.

Huff finished by stating, “This placement, which had significant demand from institutional investors, will allow us to more aggressively go after the share of the markets we are in. We continue to take the necessary steps to deliver growth and value for our shareholders and achieve exciting new milestones and successes for GTEL in 2005 and beyond.''

For more information, please go to www.globetel.net .

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Placement Act of 1995. The words ``forecast'', ``project'', ``intend'', ``expect'', ``should'', ``would'', and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements. The above are more fully discussed in the Company's SEC filings.

Contact:
GlobeTel Communications Corp.
954.241.0590
Contact: Leigh Coleman
investors@globetel.net